EXHIBIT 10.04

ALLONGE TO PROMISSORY NOTE

Aspen, Colorado	December 15, 2006

PURSUANT TO a loan agreement dated August 1. 2003 (the "Loan Agreement"), Calais Resources, Inc., a British Columbia corporation ("Calais BC"), Calais Resources Colorado, Inc., a Nevada corporation ("Calais Colorado"), and Aardvark Agencies, Inc., a Washington corporation ("Aardvark" and, collectively with Calais BC and Calais Colorado, the "Borrowers") and subject to that certain Letter Agreement of September 22, 2005 (the “Initial Agreement") between Calais BC and Calim Private Equity, LLC ("Cailm") and that certain Letter Agreement dated July 27,2006 (the "Amendment") amending and clarifying certain of the terms of the Initial Agreement (the Initial Agreement and the Amendment, collectively, the "Letter Agreement"), executed and delivered the promissory note dated August 1,2003 in the original principal amount of US $4,500,000 as amended by that certain Allonge dated December 15,2005 increasing the outstanding principal amount to US $5,222,095.88 (the "2005 Allonge") to which this Allonge is attached (the "Note"), payable to the parlies described therein as the "Note Holder." The Borrowers hereby adopt this Allonge to reflect a 90-day extension of the term of the Note, the conversion and all other rights applicable thereto including those arising under the Letter Agreement to March 15, 2007. The term and maturity of the Note and all rights arising thereunder together with conversion and other rights set forth in the Letter Agreement are hereby extended to March 15, 2007. The Note, as amended hereby, remains in full force and effect.

This Allonge, the 2005 Allonge and the attached Note constitute collectively one and a singular instrument, and one shall not be negotiated, transferred or conveyed without the other; and the "Lender." within the meaning of the Loan Agreement, shall not effect any transferor replacement of the Note without attachment of the 2005 Allonge and this Allonge. Unless otherwise defined oi the context otherwise requires, capitalized terms used in this Allonge shall have the meanings assigned them in the Loan Agreement and the Letter Agreement

IN WITNESS OF THE ABOVE, the Borrowers have caused this Allonge to be executed as of the date shown above.

CALAIS RESOURCES, INC.

By:	/s/ David K. Young
Authorized Officer

CALAIS RESOURCES COLORADO, INC.

By:	/s/
Authorized Officer